EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                          FISCAL FIRST QUARTER RESULTS


     HAUPPAUGE, NEW YORK - December 6, 2002 - Manchester Technologies Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for its first fiscal quarter ended October 31, 2002.

     Revenue for the quarter was $68.3 million as compared with $61.6 million for the comparable quarter last year. Earnings for the quarter were $158,000 or $0.02 per diluted share as compared with $104,000 or $0.01 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,991,000 and 7,990,000, respectively.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated "We believe that the quarterly results reflect our ability to withstand business and industry cycles. Despite the economic slowdown and the competitive nature of the industry, I am pleased with the increase in revenues and profitability. Revenues from the sale of computer hardware, services, solutions and peripherals, as well as from display technology solutions, increased as compared to the first quarter last year. On a sequential basis both consolidated revenues and operating profits increased when compared to the fourth quarter of last year. In particular, revenues from our Electrograph subsidiary remain strong and demand for their display technology solutions continues to grow. However, competition and pricing pressure continue to erode our margins with respect to sales of computer hardware and display monitors."

     "Our healthy cash position and strong balance sheet continue to enable us to focus on our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customers' needs."

     The Company ended the quarter with cash and cash equivalents of $8.6 million, working capital of $30.9 million, total assets of $70.1 million and shareholders' equity of $46.7 million.






                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, display technology and enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com

Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2002, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.











                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                    Three months ended
                                                 October 31,        October 31,
                                                    2002               2001
                                                    ----               ----
Revenue
     Products                                    $64,715             $58,872
     Services                                      3,570               2,694
                                                 -------              ------

                                                  68,285              61,566
                                                  ------              ------
Cost of revenue
     Products                                     56,918              51,261
     Services                                      2,403               1,811
                                                 -------              ------

                                                  59,321              53,072
                                                  ------              ------

     Gross profit                                  8,964               8,494

Selling, general and administrative expenses       8,840               8,395
                                                 -------              ------

     Income from operations                          124                  99

Interest and other income, net                       140                  75
                                                 -------             -------

     Income before income taxes                      264                 174

Provision for income taxes                           106                  70
                                                 -------             -------

     Net income                                   $  158              $  104
                                                  ======              ======

Net income per share
     Basic                                         $0.02               $0.01
                                                   =====               =====
     Diluted                                       $0.02               $0.01
                                                   =====               =====

Weighted average shares outstanding
     Basic                                         7,990               7,990
                                                   =====               =====
     Diluted                                       7,991               7,990
                                                   =====               =====



                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                October 31, 2002   July 31, 2002
                                                  (Unaudited)
                                                 ---------------    -----------
Assets
Current assets:
  Cash and cash equivalents                          $ 8,645             $8,963
  Accounts receivable, net                            31,751             32,561
  Inventory                                           12,196             11,165
  Deferred income taxes                                  403                403
  Prepaid income taxes                                   497                426
  Prepaid expenses and other current assets              567                526
                                                      ------            -------

         Total current assets                         54,059             54,044

Property and equipment, net                            6,636              7,012
Goodwill, net                                          8,311              8,311
Deferred income taxes                                    803                803
Other assets                                             258                491
                                                      ------            -------

Total assets                                         $70,067            $70,661
                                                     =======            =======

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable and accrued expenses              $22,659            $23,078
  Deferred service contract revenue                      535                868
                                                      ------             ------

         Total current liabilities                    23,194             23,946

Deferred compensation payable                            203                203
                                                     -------             ------

         Total liabilities                            23,397             24,149
                                                      ------             ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000
   shares authorized, none issued                          -                  -
  Common stock, $.01 par value; 25,000  shares
   authorized, 7,990 and 7,990 issued and outstanding     80                 80
  Additional paid-in capital                          18,942             18,942
  Deferred compensation                                  (23)               (23)
  Retained earnings                                   27,671             27,513
                                                      ------             ------

         Total shareholders' equity                   46,670             46,512
                                                      ------             ------


         Total liabilities and shareholders' equity  $70,067            $70,661
                                                     =======            =======


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